Exhibit 1.1

SUMITOMO MITSUI FINANCIAL GROUP, INC.

(a joint stock company incorporated under the laws of Japan)

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, Sumitomo Mitsui Financial Group, Inc., a joint stock company incorporated under the laws of Japan (“SMFG”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale and purchase of the senior or subordinated debt securities designated in such Underwriting Agreement (the “debt securities”) to the several Underwriters named therein (the “Underwriters”), for whom the specific Underwriters identified therein shall act as representative(s) (in such capacity, the “Representative(s)”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”.

The debt securities will be issued under one or more indentures (as may be amended or supplemented from time to time, the “Indenture(s)”), as more particularly described in the Underwriting Agreement, between SMFG and the trustees named therein (the “Trustee(s)”).

1. SMFG represents and warrants to, and agrees with each of the Underwriters, as of the date hereof and at the Applicable Time (as defined below), that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 (File No. 333-[            ]) in respect of the debt securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by SMFG (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the debt securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the debt securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the debt securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the debt securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of SMFG filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the debt securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder;

(c) None of (A) the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and any amendments or supplements thereto, as of their respective dates, (B) the Prospectus, as amended or supplemented, if applicable, as of the Closing Time (as defined in Section 2(b) hereof) or (C) the Pricing Prospectus, as supplemented by the final term sheet prepared and filed as an Issuer Free Writing Prospectus pursuant to Section 5(a) hereof (the Pricing Prospectus, as so supplemented, the “Pricing Disclosure Package”), as of the date and time specified as the Applicable Time in the Underwriting Agreement (the “Applicable Time”), contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed in Schedule III to the Underwriting Agreement does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain or will not contain, as the case may be, any untrue statement of a material fact and did not omit or will not omit, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to SMFG by an Underwriter relating to such Underwriter through the Representative(s) expressly for use therein. If required, supplements will be prepared and authorized by SMFG for inclusion in the Preliminary Prospectus and the Prospectus, for use by the Underwriters in connection with the offering of the debt securities in Canada (the “Canadian Wrappers”). Any reference to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the Canadian Wrappers thereto;

(d) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; any further documents so filed and incorporated by reference in the Prospectus after the date of this Agreement but prior to the completion of the offering of debt securities to which this Agreement relates, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when taken together with the other information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to SMFG by an Underwriter through the Representative(s) expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule III to the Underwriting Agreement;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to SMFG by an Underwriter through the Representative(s) expressly for use therein;

(f) None of SMFG or any of its material subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or other governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of when information is given in the Pricing Disclosure Package and the Prospectus, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there has not been (A) any material change in the share capital of SMFG or the long-term debt of SMFG and its consolidated subsidiaries, taken as a whole or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, net assets or results of operations of SMFG and its consolidated subsidiaries, taken as a whole.

(g) SMFG has been duly organized and is validly existing as a joint stock company (kabushiki kaisha) under the laws of Japan, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Disclosure Package, and has been duly qualified, where required, as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts business, or is subject to no material liability or disability for failure to be so qualified in any such jurisdiction, and each subsidiary of SMFG has been duly organized and is validly existing, and if applicable, in good standing (where such concept is relevant) under the laws of its jurisdiction of organization, except for such subsidiaries of SMFG as, individually or in the aggregate, are not material to SMFG or its financial condition or results of operations;

(h) SMFG has a capitalization as set forth in the Pricing Disclosure Package, and all of the issued shares of capital stock of SMFG have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock (except for treasury shares) of each principal subsidiary of SMFG as set forth in the Pricing Disclosure Package under the caption “Organizational Structure—Principal Subsidiaries” have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares, except as otherwise set forth in the Pricing Disclosure Package, and except, with respect to listed subsidiaries included under that caption, for changes occurring after the date as of which information is provided under such caption that do not materially affect the ownership rights of SMFG) are owned by SMFG, free and clear of all liens, encumbrances, equities or claims; there are no outstanding securities issued by SMFG that are convertible into or exchangeable for, or warrants, rights or options to purchase from SMFG, or obligations of SMFG to issue, any class of capital stock of SMFG (except as set forth in the Pricing Disclosure Package);

(i) This Agreement has been duly authorized, executed and delivered by SMFG and under the laws of Japan constitutes a valid and binding agreement of SMFG, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law); this Agreement is in proper form under the laws of Japan to be enforced against SMFG; it is not necessary in order for this Agreement to be enforceable or admissible into evidence in Japan that this Agreement or any other document be filed or recorded with any court or other authority in Japan or that any Japanese stamp or transfer tax or other similar taxes or duties be paid on or in respect of this Agreement or any other document to be furnished hereunder; and SMFG has the full power and authority (corporate and other) to execute, deliver and comply with all of the provisions of this Agreement, the Indenture and any other document to be entered into by it in connection with the offering of the debt securities;

(j) The debt securities have been duly authorized, and, when issued and delivered against payment therefor pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of SMFG enforceable in accordance with their respective terms, entitled to the respective benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and except as set forth in the Pricing Disclosure Package, there are no restrictions on subsequent transfers of the debt securities under the laws of Japan;

(k) The Indenture referred to in the Underwriting Agreement has been duly authorized and duly qualified under the Trust Indenture Act and, when duly executed and delivered by SMFG and the Trustee, will constitute a valid and legally binding instrument of SMFG enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(l) The debt securities and the Indenture will conform to the description thereof in the Pricing Disclosure Package and the Prospectus and will be substantially in the form previously delivered to the Underwriters;

(m) The issuance and sale of the debt securities and the compliance by SMFG with all of the provisions of the debt securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, or instrument to which SMFG or any of its subsidiaries is a party or by which SMFG or any of its subsidiaries is bound or to which any of the property or assets of SMFG or any of its subsidiaries is subject, except to the extent such conflict, breach, violation or default would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, business, general affairs, management, net assets, earnings or results of operations of SMFG and its subsidiaries, taken as a whole (a “Material Adverse Effect”), nor will such actions result in any violation of the provisions of the Articles of Incorporation, Regulations of the Board of Directors or any other analogous documents (the “Organizational Documents”) of SMFG or any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body (“Governmental Agency”) having jurisdiction over SMFG or any of its subsidiaries or any of their properties, except to the extent such violation would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency (“Governmental Authorization”) is required for the issuance and sale of the debt securities or the consummation by SMFG of the transactions contemplated by this Agreement and the Indenture except (A) (a) the reports by SMFG under the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as amended) to the Minister of Finance of Japan through the Bank of Japan and (b) miscellaneous notices and reports under the Foreign Exchange and Foreign Trade Act of Japan and other continuous disclosures under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) and timely disclosures under the rules of the relevant stock exchanges, if required, (B) (a) the notification by SMFG under the Banking Act of Japan (Act No. 59 of 1981, as amended) to the Commissioner of the Financial Services Agency of Japan and (b) the confirmation or approval of, and notices by SMFG to the Commissioner of the Financial Services Agency of Japan with respect to any early redemption or repurchase or amendment to the terms of the debt securities, and miscellaneous notices and reports under the Banking Act of Japan, if required under the Banking Act of Japan, (C) such Governmental Authorizations that have been obtained and (D) such consent, approval, authorization, order, registration or qualification as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the debt securities by the Underwriters;

(n) None of SMFG or any of its material subsidiaries is in violation of the provisions of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except to the extent any such violation or default would not individually or in the aggregate have a Material Adverse Effect;

(o) (i) The statements set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus (A) under the captions “Description of the Debt Securities” and “Description of the Notes” insofar as they purport to constitute a summary description of the terms of the debt securities, and (B) under the captions “Risk Factors”, “Operating and Financial Review and Prospects”, “Financial Review”, “Information on the Company”, “Benefit Plan Investor Considerations”, “Plan of Distribution (Conflicts of Interest)” and “Underwriting (Conflicts of Interest)”, insofar as they purport to constitute a summary description of the provisions of the laws and documents referred to therein, constitute a fair and accurate summary of such laws and documents and (ii) the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Taxation”, insofar as they purport to describe provisions of Japanese and U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects;

(p) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which SMFG or any of its subsidiaries is a party or of which any property of SMFG or any of its subsidiaries is the subject which, if determined adversely to SMFG or any of its subsidiaries, would have a Material Adverse Effect and, to the best knowledge of SMFG, no such proceedings are threatened;

(q) SMFG is not required, and, upon the issuance and sale of the debt securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus, SMFG will not be required, to register as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time SMFG or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the debt securities in reliance on the exemption of Rule 163 under the Securities Act, SMFG was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that SMFG or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the debt securities, SMFG was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(s) KPMG AZSA LLC, which has audited the consolidated financial statements of SMFG and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, and delivered its reports with respect to such audited consolidated financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, were, on the dates of such reports, independent certified public accountants with respect to SMFG, as required by the Securities Act and the rules and regulations of the Commission thereunder;

(t) The consolidated financial statements of SMFG and its consolidated subsidiaries (including the related notes thereto) included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus comply with the applicable requirements of the Securities Act and present fairly the financial position of SMFG and its consolidated subsidiaries as of the dates specified therein and the consolidated results of their operations, changes in their financial position and their cash flows, as of the dates and for the periods specified therein, in conformity with International Financial Reporting Standards (“IFRS”) or generally accepted accounting principles in Japan (“Japanese GAAP”), as applicable, applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(u) The non-consolidated financial information of Sumitomo Mitsui Banking Corporation (“SMBC”) included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus has been derived from the audited non-consolidated annual financial statements of SMBC, the unaudited non-consolidated semi-annual financial statements or quarterly financial information of SMBC, and such annual financial statements, semi-annual financial statements and quarterly financial information have been prepared in conformity with Japanese GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein);

(v) There is and has been no failure on the part of SMFG or any of SMFG’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications;

(w) Other than as set forth in the Pricing Disclosure Package and the Prospectus, assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, no stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty and no capital gains, income or withholding tax or other tax are payable by or on behalf of the Underwriters to any Japanese taxing or other Japanese governmental authority in connection with (a) the issuance, sale or delivery by SMFG of the debt securities to the Underwriters in the manner contemplated by this Agreement, (b) on or by virtue of the execution, delivery or enforcement of the debt securities or this Agreement or (c) the sale and delivery outside of Japan by the Underwriters of the debt securities to the initial subsequent purchasers thereof;

(x) SMFG is a “foreign private issuer”, as defined in Rule 405 under the Securities Act;

(y) None of SMFG or any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the debt securities (it being understood that no representation or warranty is being made by SMFG with respect to any such actions taken by the Underwriters);

(z) SMFG and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions (“Government Licenses”) of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Pricing Disclosure Package and the Prospectus, except to the extent the failure to have any such Government Licenses would not individually or in the aggregate have a Material Adverse Effect;

(aa) Each of SMFG and its consolidated subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and Japanese GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with general or specific authorizations; (D) the recorded amounts for its assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences to maintain asset accountability; and (E) since the end of SMFG’s most recent audited fiscal year, there has been (i) no material weakness in SMFG’s internal control over financial reporting (whether or not remediated) and (ii) no adverse change in SMFG’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, SMFG’s internal control over financial reporting;

(bb) Each of SMFG and its consolidated subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to SMFG and its subsidiaries is made known to SMFG’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc) None of SMFG or any of its subsidiaries, or any director or officer of SMFG or any of its subsidiaries or, to the knowledge of SMFG, any employee, agent, affiliate or representative of SMFG or any of its subsidiaries is an individual or entity that is currently the subject or the target of any sanctions administered by or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other sanctions authorities of such jurisdictions in which SMFG or any such subsidiary operates or to which it is subject (collectively, “Sanctions”); except as publicly disclosed by SMFG or its subsidiaries on their corporate websites or via the Electronic Data-Gathering, Analysis, and Retrieval system or the Electronic Disclosure for Investors’ NETwork, none of SMFG or any of its subsidiaries is located, organized or resident in a country or territory that is the subject or the target of comprehensive territorial Sanctions (each, a “Sanctioned Country”); and SMFG and its subsidiaries will not directly or, to the knowledge of SMFG, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity, (i) for the purpose of financing or facilitating the activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions or (ii) for the purpose of financing or facilitating any activities of or any business in any Sanctioned Country, except in the case of (i) or (ii), as would be permissible under relevant Sanctions;

(dd) The operations of SMFG and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable money laundering statutes of jurisdictions in which SMFG or any of its subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving SMFG or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of SMFG, threatened;

(ee) None of SMFG or any of its subsidiaries, or any director or officer of SMFG or any of its subsidiaries or, to the knowledge of SMFG, any employee, agent, affiliate or representative of SMFG or any of its subsidiaries has (i) used any corporate funds for any contribution, gift, entertainment or other expense relating to political activity in violation of any applicable statute, rule or regulation of any jurisdiction in which SMFG or any such subsidiary operates and to which it is subject; (ii) made any direct or indirect payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds in violation of any applicable statute, rule or regulation of any jurisdiction in which SMFG or any such subsidiary operates and to which it is subject; (iii) violated or is in violation of any provision of any applicable anti-bribery or anti-corruption laws (including, without limitation, to the extent applicable, the Foreign Corrupt Practices Act of 1977, as amended and the Bribery Act 2010 of the United Kingdom); or (iv) made any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment. SMFG and its subsidiaries have instituted and maintain policies and procedures designed to prevent violations of such laws, regulations and rules by SMFG and its subsidiaries and by persons associated therewith;

(ff) If the debt securities will be listed on an exchange, approval in-principle has been received for the listing of the debt securities on the relevant exchange;

(gg) SMFG and its consolidated subsidiaries have filed all tax returns that are required to be filed in all jurisdictions or have duly requested extensions thereof and have paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided, or where the failure to file or make payment would not, individually or in the aggregate, result in a Material Adverse Effect; and

(hh) Neither SMFG nor SMBC is an “anti-social force” (as defined under the regulations of the Japan Securities Dealers Association) (“Anti-Social Force”), such as, but not limited to, corporate racketeers (sokaiya), organized crime groups (bouryokudan), the members of such groups and entities or persons similar thereto. SMFG has not appointed any person belonging to an Anti-Social Force as a director or officer, and does not intend to appoint such a person as a director or officer in the future. Further, SMFG is not aware of any facts or circumstances where its business has been or may be materially and adversely influenced by any Anti-Social Force, either directly or indirectly.

2.

(a) Subject to the terms and conditions herein set forth, SMFG agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from SMFG the respective principal amount of the debt securities as set forth opposite the name of such Underwriter in Schedule I to the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the debt securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Time”.

3. Upon the authorization by the Representative(s) of the release of the debt securities, the several Underwriters propose to offer the debt securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Prospectus and each Underwriter hereby represents and warrants to, and agrees with SMFG that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, any debt securities in Japan or to, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under this Agreement at any time, directly or indirectly, offer or sell any debt securities to, or for the benefit of, any person other than (a) a beneficial owner that is, for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with SMFG as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (such person is hereinafter referred to as a “specially-related person of SMFG”) or (b) a Japanese financial institution, designated in Article 3-2-2, Paragraph (29) of the Cabinet Order (Cabinet Order No. 43 of 1957, as amended) relating to the Act on Special Measures Concerning Taxation of Japan. Notwithstanding the restriction set forth in (ii) above pursuant to the Act on Special Measures Concerning Taxation of Japan, SMBC Nikko Capital Markets Limited and SMBC Nikko Securities America, Inc., each acting in its capacity as an Underwriter, will be permitted to acquire or purchase, as part of the distribution of the debt securities under this Agreement, the remainder of the debt securities from any of the other Underwriters, where such other Underwriter has failed to sell to subsequent purchasers all of the debt securities that it acquired or purchased from SMFG in its capacity as an Underwriter.

4. The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the debt securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the Closing Time at the offices of Simpson Thacher & Bartlett LLP, Ark Hills Sengokuyama Mori Tower 41st Floor, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan (the “Closing Location”). A meeting will be held at the Closing Location on the Tokyo Business Day (as defined below) next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

As used in this Agreement, “Tokyo Business Day” means any day (other than a Saturday, Sunday or a day which shall be in Tokyo a legal holiday or a day on which banks in Tokyo are obliged or authorized by law to close) on which banks are open for business in Tokyo.

5. SMFG agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Closing Time which shall be disapproved by the Underwriters acting reasonably and promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish each of the Underwriters with copies thereof; to prepare a final term sheet, containing solely a description of the debt securities, in a form approved by the Underwriters and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by SMFG with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports required to be filed by SMFG with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the debt securities as part of their distribution; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the debt securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the debt securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the debt securities as part of their distribution by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters reasonably and promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any debt securities purchased from SMFG remain unsold by the Underwriters, SMFG will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the debt securities, in a form satisfactory to the Underwriters. If at the Renewal Deadline SMFG is no longer eligible to file an automatic shelf registration statement, SMFG will, if it has not already done so, file a new shelf registration statement relating to the debt securities, in a form satisfactory to the Underwriters and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. SMFG will use its best efforts to take or cause to be taken all other action necessary or appropriate to permit the public offering and sale of the debt securities to continue as contemplated in the expired registration statement relating to the debt securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the debt securities for offering and sale under the laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings thereof in such jurisdictions for as long as may be necessary to complete the distribution of the debt securities, provided that in connection therewith SMFG shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish the Underwriters with written and electronic copies of the Prospectus and each amendment or supplement thereto in such quantities as the Underwriters may from time to time reasonably request, and, if during the period in which in the opinion of counsel for the Underwriters the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with the distribution of the debt securities by an Underwriter or dealer, any event shall have occurred as a result of which the Prospectus as then amended or supplemented, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (when taken together with the Prospectus) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, Pricing Disclosure Package or Issuer Free Writing Prospectus (when taken together with the Prospectus) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and upon request of the Underwriters to prepare and furnish to each Underwriter and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and which shall be provided (i) without charge if requested prior to the expiration of three months after the date of the Prospectus, or (ii) at the expense of the Underwriters if requested on or after such date.

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of SMFG and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of SMFG, Rule 158);

(g) To pay the required Commission filing fees relating to the debt securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(h) If the debt securities will be listed on an exchange, to use its best endeavors to obtain the listing of the debt securities on the relevant exchange by the Closing Time or as soon as practicable thereafter and to use its commercially reasonable efforts to maintain such listing while any of the debt securities remain outstanding; provided that in the event that SMFG’s obligations in connection with maintaining such listing become unduly burdensome, SMFG, pursuant to the Indenture, may be entitled to, and may decide to, delist the debt securities from the relevant exchange and seek an alternative listing for the debt securities on another securities exchange;

(i) Not to be or become, at any time while the debt securities are outstanding, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is registered or is required to be registered under Section 8 of the Investment Company Act;

(j) During a period of one year from the date of the Prospectus, to furnish to the Underwriters upon their request copies of all reports or other communications (financial or other) of SMFG, or any successor to SMFG, publicly furnished by SMFG to its shareholders or the holders of the debt securities, and to deliver to the Underwriters (A) as soon as they are available and to the extent made available to the public, copies of any reports and financial statements furnished to or filed with any regulatory body or any securities exchange on which the debt securities or any class of securities of SMFG, or any successor to any of the foregoing, is listed, and (B) such additional information concerning the regulatory capital (including risk-weighted assets) and the business and financial condition of SMFG as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of SMFG and its subsidiaries are consolidated in reports furnished to its shareholders or the holders of the debt securities generally or furnished to or filed with the Commission, the Kanto Local Finance Bureau Director or any securities exchange on which the debt securities or any class of securities of SMFG, or any successor to any of the foregoing, is listed); provided that SMFG shall not be obligated to furnish or deliver any such documents that are available to the public on SMFG’s internet website or which SMFG would be prohibited from so furnishing or delivering due to applicable laws or regulations;

(k) SMFG will cause each “specially-related person of SMFG” (as defined in Section 3 hereof) who is an individual non-resident of Japan or a non-Japanese corporation not to purchase any of the debt securities from the Underwriters as part of the initial distribution of the debt securities under this Agreement, whether as beneficial owner or otherwise (for the avoidance of doubt, this Section 5(k) shall not prevent purchases of the debt securities by SMBC Nikko Securities America, Inc. and SMBC Nikko Capital Markets Limited from SMFG in its capacity as an Underwriter or other purchases by SMBC Nikko Securities America, Inc. and SMBC Nikko Capital Markets Limited specifically permitted under Section 3 hereof);

(l) To use the net proceeds received by it from the sale of the debt securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(m) Not to (and to use its best efforts to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of SMFG or facilitate the sale or resale of the debt securities in the offering of the debt securities (it being understood that no agreement is being made by SMFG with respect to any such actions taken by the Underwriters);

(n) Between the date of this Agreement and the Closing Time, not to make any public announcement that would reasonably be expected to have a material impact on the price of the debt securities or the distribution thereof without prior consultation with the Representative(s);

(o) During the period beginning on the date of this Agreement and continuing to and including the date 180 calendar days after the Closing Time, not to make any public announcement materially contradicting any of the information contained in the Prospectus without prior consultation with the Representative(s); provided, however, that SMFG may make such announcement to the extent required by applicable law or the rules of any securities exchange on which SMFG’s securities are listed, after providing prior notice thereof to the Representative(s); and

(p) SMFG shall cooperate with the Underwriters to cause the debt securities to be eligible for clearance and settlement through DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).

6.

(a) (i) SMFG represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representative(s), it has not made and will not make any offer relating to the debt securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(ii) each Underwriter represents and agrees that, without the prior consent of SMFG and the Representative(s), other than one or more term sheets relating to the debt securities containing customary information and conveyed to purchasers of the debt securities, it has not made and will not make any offer relating to the debt securities that would constitute a free writing prospectus which is required to be filed by SMFG with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by SMFG and the Representative(s) (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed in Schedule III to the Underwriting Agreement;

(b) SMFG has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) SMFG agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, SMFG will give prompt notice thereof to the Representative(s) and, if requested by the Representative(s), will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this obligation shall not arise as a result of any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to SMFG by an Underwriter through the Representative(s) expressly for use therein.

7. SMFG covenants and agrees with the several Underwriters that SMFG will pay or cause to be paid the following: (i) the fees, disbursements and expenses of SMFG’s counsel and accountants in connection with the issue of the debt securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any other part of the Pricing Disclosure Package and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost and expenses in connection with printing or producing the debt securities, the Indenture, any agency appointment agreement, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the debt securities; (iii) all reasonable expenses in connection with the qualification of the debt securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the debt securities; (v) the cost and expenses in connection with the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the debt securities; (vi) the cost and charges of the Trustee and any paying and calculation agent, transfer agent or registrar for the debt securities; (vii) the fees and expenses of the Authorized Agent (as defined in Section 16 hereof); (viii) the fees and expenses of the Underwriters’ counsel in connection with the transactions contemplated hereby; (ix) if the debt securities will be listed on an exchange, all costs incurred in connection with the listing of the debt securities on the relevant exchange; (x) all expenses and application fees incurred in connection with the approval of the debt securities for book-entry transfer by DTC, Euroclear and

Clearstream; (xi) all other costs and expenses incidental to the performance of SMFG’s obligations hereunder which are not otherwise specifically provided for in this Section 7; (xii) to a Representative for the account of the several Underwriters, an amount to be agreed in a separate letter from the Representative(s) to SMFG for the reimbursement of other reasonable expenses incurred by the Underwriters in connection with the transactions contemplated hereby; and (xiii) the cost and expenses in connection with any roadshow in relation to the offering of the debt securities agreed between SMFG and the Representative(s).

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of SMFG herein are, at and as of the Closing Time, true and correct, the condition that SMFG shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Pricing Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by SMFG pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Underwriters such written opinion and disclosure letter, dated the Closing Time, as to matters of New York and United States law as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Davis Polk & Wardwell LLP, U.S. counsel for SMFG, shall have furnished their written opinion and disclosure letter to the Underwriters, dated the Closing Time, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex B hereto;

(d) Nagashima Ohno & Tsunematsu, Japanese counsel for SMFG, shall have furnished their written opinion and disclosure letter to the Underwriters dated the Closing Time, in form and substance satisfactory to the Underwriters to the effect set forth in Annex C hereto;

(e) The Underwriters shall have received a certificate of the chief financial officer of SMFG, dated as of the date of this Agreement and as of the Closing Time, respectively, in form and substance satisfactory to the Underwriters with respect to certain financial information contained in the Pricing Disclosure Package and the Prospectus and other financial information of SMFG;

(f) At the time of the execution of this Agreement and at the Closing Time, KPMG AZSA LLC shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters; provided that the letter delivered on the Closing Time shall use a “cut-off date” not earlier than three business days prior to the Closing Time;

(g) The debt securities shall be rated as specified in the Pricing Disclosure Package, and as of the Closing Time with respect to a particular issue of debt securities, there shall not, since the relevant Applicable Time, have occurred a downgrading of the rating of the debt securities by any rating agency whose rating is included in the Pricing Disclosure Package, and no such rating agency shall have publicly announced, since the relevant Applicable Time, that it has placed under surveillance or review, with possible negative implications, its rating of the debt securities;

(h) (i) None of SMFG or any of its material subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the share capital of SMFG or long-term debt of SMFG or any of its material subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, net assets or results of operations of SMFG and its material subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Representative(s) so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the debt securities on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Tokyo Stock Exchange or the Singapore Exchange Securities Trading Limited (the “SGX-ST”); (ii) a suspension or material limitation in trading in SMFG’s securities on the New York Stock Exchange, Tokyo Stock Exchange or Nagoya Stock Exchange or in trading in SMBC or SMFG’s securities on the SGX-ST; (iii) a general moratorium on commercial banking activities in New York, Singapore, London or Tokyo declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Singapore or Japan or securities settlement or clearance services at DTC, Euroclear or Clearstream; (iv) the outbreak or escalation of hostilities involving the United States, the United Kingdom, Singapore or Japan or the declaration by the United States, Singapore or Japan of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Japan or elsewhere, if the effect of any such event specified in clause (iv) or (v) above in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the offering or the delivery of the debt securities on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto);

(j) If the debt securities will be listed on an exchange, the relevant exchange shall have granted approval in-principle for the listing of the debt securities and the debt securities shall have been designated eligible for clearing and settlement through the facilities of DTC, Euroclear and Clearstream; and

(k) SMFG shall have furnished or caused to be furnished to the Representative(s) at the Closing Time, certificates of officers of SMFG satisfactory to the Representative(s) as to the accuracy of the representations and warranties of SMFG herein at and as of such Closing Time, as to the performance by SMFG of all of its respective obligations hereunder to be performed at or prior to the Closing Time, and as to the matters set forth in subsection (h) of this Section 8 and as to such other matters as the Representative(s) may reasonably request.

9.

(a) SMFG will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that SMFG shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to SMFG by any Underwriter relating to such Underwriter through the Representative(s) expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless SMFG against any losses, claims, damages or liabilities to which SMFG may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to SMFG relating to any Underwriter by such Underwriter through the Representative(s) expressly for use therein; and will reimburse SMFG for any legal or other expenses reasonably incurred by SMFG in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of any counsel other than the counsel specified above or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by SMFG on the one hand and the Underwriters on the other from the offering of the debt securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of SMFG on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by SMFG on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the debt securities purchased under this Agreement (before deducting expenses) received by SMFG bear to the total underwriting discounts and commissions received by the Underwriters under this Agreement, in each case as set forth in the Underwriting Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by SMFG on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. SMFG and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the debt securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportions to their respective underwriting obligations and not joint.

(e) The obligations of SMFG under this Section 9 shall be in addition to any liability which SMFG may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act, and each Underwriter’s affiliates, as such term is defined in Rule 501(b) under the Securities Act, selling agents, directors, officers and agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of SMFG and to each person, if any, who controls SMFG within the meaning of the Securities Act.

10.

(a) If any Underwriter shall default in its obligation to purchase the debt securities which it has agreed to purchase hereunder, the Representative(s) may in their discretion arrange for them or another party or other parties to purchase such debt securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative(s) do not arrange for the purchase of such debt securities, then SMFG shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative(s) to purchase such debt securities on such terms. In the event that, within the respective prescribed periods, the Representative(s) notify SMFG that they have so arranged for the purchase of such debt securities, or SMFG notifies the Representative(s) that it has so arranged for the purchase of such debt securities, the Representative(s) or SMFG shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and SMFG agrees to prepare promptly any amendments to the Registration Statement or the Prospectus and other documents which in the opinion of the Representative(s) may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such debt securities.

(b) If, after giving effect to any arrangements for the purchase of the debt securities of a defaulting Underwriter or Underwriters by the Representative(s) and SMFG as provided in subsection (a) above, the aggregate principal amount of such debt securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the debt securities, then SMFG shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of debt securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of debt securities which such Underwriter agreed to purchase hereunder) of the debt securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the debt securities of a defaulting Underwriter or Underwriters by the Representative(s) and SMFG as provided in subsection (a) above, the aggregate principal amount of such debt securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the debt securities, or if SMFG shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase debt securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or SMFG, except for the expenses to be borne by SMFG and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of SMFG and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, SMFG or any officer or director or controlling person of SMFG, as the case may be, and shall survive delivery of and payment for the debt securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, SMFG shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason the debt securities are not delivered by or on behalf of SMFG as provided herein, SMFG will reimburse the Underwriters through the Representative(s) for all out-of-pocket expenses approved in writing by the Representative(s), including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the debt securities, but SMFG shall then be under no further liability to any Underwriter in respect of the debt securities except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representative(s) shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative(s).

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Representative(s) shall be delivered or sent by mail, telex or facsimile transmission to the addresses set forth in Schedule II to the Underwriting Agreement; and if to SMFG, shall be delivered or sent by mail, telex or facsimile transmission to SMFG at the address set forth in Schedule II to the Underwriting Agreement.

15. Unless otherwise provided herein, this Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, SMFG, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of SMFG and each person who controls SMFG or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the debt securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against SMFG brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit, action or proceeding. SMFG hereby designates SMBC’s New York branch, with offices at 277 Park Avenue, New York, New York 10072, General Manager, Planning Dept., Americas Division, as SMFG’s authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, and SMFG expressly consents to the jurisdiction of any such New York Court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. SMFG hereby agrees to maintain until the first-year anniversary of the first day upon which none of the debt securities shall be outstanding an office in The City of New York upon which process may be served in the manner contemplated in this Section 16 or, if no such office is maintained at any time, to appoint a third party with an office in The City of New York upon which such process may be served in such manner and, in connection therewith, to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent, such office of SMFG in The City of New York or such third party with an office in The City of New York, as the case may be, shall be deemed, in every respect, effective service of process upon SMFG. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Japan.

17. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, SMFG will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase U.S. dollars with the amount of judgment currency actually received by such Underwriter on the business day immediately following the day on which such party receives such payment. The foregoing indemnity shall constitute a separate and independent obligation of SMFG and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

18. Time shall be of the essence of this Agreement.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.

(a) SMFG acknowledges and agrees that (i) the purchase and sale of the debt securities pursuant to this Agreement is an arm’s-length commercial transaction between SMFG, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of SMFG, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of SMFG with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising SMFG on other matters) or any other obligation to SMFG except the obligations expressly set forth in this Agreement and (iv) SMFG has consulted its own legal and financial advisors to the extent it deemed appropriate. SMFG agrees that it will not claim that the Underwriters, or any of them, owes a fiduciary or similar duty to SMFG, in connection with such transaction or the process leading thereto. Nothing in this paragraph shall exclude or restrict any duty or liability of the Underwriters which they have under the Financial Services and Markets Act 2000 of the United Kingdom or the arrangements for regulating the Underwriters thereunder to any extent prohibited by those arrangements.

(b) SMFG AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Annex A

Form of Underwriting Agreement

[            ], 20[    ]

[Name(s) of Representative(s)]

As representative(s) of the several Underwriters named in Schedule I hereto

c/o [                    ]

Ladies and Gentlemen:

Sumitomo Mitsui Financial Group, Inc., a joint stock company incorporated under the laws of Japan (“SMFG”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, for whom [insert name(s) of Representative(s)] are acting as representatives (in such capacity, the “Representative(s)”), $[            ] aggregate principal amount of SMFG’s [[        ]%] [floating rate] [bonds/notes] (the “[Bonds/Notes]”) having the terms set forth in Schedule II hereto. The [Bonds/Notes] are to be issued pursuant to an indenture dated as of [            ], 20[    ] (the “Indenture”) between SMFG and [insert name of Trustee], as trustee (the “Trustee”). With respect to the offering, issue and purchase of the [Bonds/Notes], the term “Applicable Time” in the Underwriting Agreement Standard Provisions (as defined below) shall be deemed to refer to [            ] [a.m./p.m.] (New York City time) on [            ], 20[    ]. The [Bonds/Notes] are “debt securities” referred to in the document entitled Sumitomo Mitsui Financial Group, Inc. Debt Securities Underwriting Agreement Standard Provisions (the “Underwriting Agreement Standard Provisions”) attached hereto.

1. Subject to the terms and conditions herein set forth or herein incorporated by reference, SMFG agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from SMFG, at a purchase price of [        ]% of the aggregate principal amount of the [Bonds/Notes], the respective principal amount of the [Bonds/Notes] as set forth opposite the name of such Underwriter in Schedule I hereto. In each case, the purchase price will be plus accrued interest from [            ], 20[    ], if settlement occurs after that date.

2. SMFG covenants and agrees to pay or cause to be paid to [insert name of Representative] for the account of the Underwriters and as compensation for the Underwriters’ commitments hereunder and for the Underwriters’ services in connection with the procuring of subscribers for or purchase of the [Bonds/Notes] and the management of the offering thereof, if the sale and delivery of the [Bonds/Notes] to the Underwriters provided herein is consummated as contemplated hereby, an amount equal to [        ]% of the principal amount of the [Bonds/Notes], which may be divided among the Underwriters in such proportions as the Underwriters may determine.

3. SMFG understands that the Underwriters intend to make a public offering of the [Bonds/Notes] as soon after the effectiveness of this Underwriting Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the [Bonds/Notes] on the terms set forth in the Pricing Disclosure Package and the Prospectus. Schedule III hereto sets forth the Pricing Disclosure Package. SMFG acknowledges and agrees that the Underwriters may offer and sell [Bonds/Notes] to or through any affiliate of an Underwriter and that any such affiliate may offer and sell [Bonds/Notes] purchased by it to or through any Underwriter.

4. Payment of the purchase price for and delivery of the [Bonds/Notes] shall be made at [            ] [a.m./p.m.], New York City time, on [            ], 20[    ] or such other time and date as the Representative(s) and SMFG may agree upon in writing. Payment of the purchase price for the [Bonds/Notes] shall be made by [insert name of Representative], on behalf of the Underwriters, by wire transfer of immediately available funds to the account designated by SMFG in U.S. dollars. The [Bonds/Notes] to be purchased by each Underwriter hereunder will be issued in book-entry form and will be deposited by or on behalf of SMFG with The Depository Trust

Company (“DTC”) or its custodian. SMFG will deliver the [Bonds/Notes] to [insert name of Representative], for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor as set forth in the first sentence of this paragraph, by causing DTC to credit the [Bonds/Notes] to the accounts designated by [insert name of Representative] at DTC.

5. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Bonds/Notes] which it has agreed to purchase. [insert name of Representative] or its agent, individually and not as Representative, may (but shall not be obligated to) make payment of the purchase price for the [Bonds/Notes] to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

6. During the period beginning from the date of this Underwriting Agreement and continuing until the Closing Time, SMFG agrees with each of the Underwriters not to directly or indirectly issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any market outside of Japan, any [senior]/[subordinated] debt securities of SMFG or its subsidiaries which are denominated in U.S. dollars without the prior written consent of the Underwriters.

7. For the purposes of Section 1(c) and Section 9 of the Underwriting Agreement Standard Provisions attached hereto, SMFG and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to SMFG in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package or any Issuer Free Writing Prospectus consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated [            ], 20[    ]; [insert description of information provided by Underwriters]].

8. All provisions contained in the Underwriting Agreement Standard Provisions attached hereto are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in the Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

9. This Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

10. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between SMFG and the Underwriters, or any of them, with respect to the subject matter hereof.

[Remainder of page intentionally left blank]

2

If the foregoing is in accordance with your understanding, please sign and return to us [    ] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Underwriting Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and SMFG.

Very truly yours,

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:
Name:
Title:

[Underwriting Agreement]

Accepted as of the date hereof for themselves and on behalf of the several Underwriters listed in Schedule I hereto:

[NAME(S) OF REPRESENTATIVE(S)]

By:
Name:
Title:

[Underwriting Agreement]

Schedule I

Underwriters	Principal amount of the [Bonds/Notes]
[insert names of the Underwriters]	$	[	]
	$	[	]
	$	[	]
	$	[	]
	$	[	]
	$	[	]
	$	[	]
	$	[	]
	$	[	]

Total	$	[	]

Schedule II

Addresses for Notices:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005

Japan

Attention: Investor Relations Dept.

Representative(s):

Certain terms of the [Bonds/Notes]:

Issuer	Sumitomo Mitsui Financial Group, Inc.
Securities Offered	$[ ] principal amount of [[ ]%] [floating rate] Notes due 20[ ]
Maturity Date	[ ], 20[ ]
Interest Rate	[[ ]%] [Three-month U.S. Dollar LIBOR plus [ ]%]
Interest Payment Dates	Each [ ], [ ], [ ], and [ ], beginning on [ ], 20[ ]
Ranking	[ ]
Governing Law	New York

Schedule III

Pricing Disclosure Package

[Preliminary Prospectus dated [            ], 20[    ]]

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

[The term sheets attached to the Underwriting Agreement as Schedule IV.]

Schedule IV

SUMITOMO MITSUI FINANCIAL GROUP, INC.

Pricing Term Sheet for [Bonds/Notes] due 20[    ]

Issuer:

Principal Amount:

Maturity:

Coupon:

Price to Public:

[Proceeds (Before Expenses) to Issuer]:

[Use of Proceeds]:

Interest Payment and Reset Dates:

Day Count Convention:

[Redemption Provisions]:

[Benchmark Treasury]:

[Benchmark Treasury Price and Yield]:

Trade Date:

Settlement Date:

Denominations:

Ratings:

Underwriters:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling [            ] or by calling [Investor Relations] [            ].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B

[Form of opinion and disclosure letter of Davis Polk & Wardwell LLP]

Annex C

[Form of opinion and disclosure letter of Nagashima Ohno & Tsunematsu]